EXHIBIT 10.1

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement ("Agreement") is entered into on June 24, 2005, (the "Effective Date") among the following parties:

PARTY A: TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD.
LEGAL ADDRESS: 426 Xuefu Street, Taiyuan, Shanxi Province, China

PARTY B: SHANXI PUDA RESOURCES CO., LTD.
LEGAL ADDRESS: 426 Xuefu Street, Taiyuan, Shanxi Province, China

WHEREAS, Party A is a wholly foreign owned enterprise registered in The People's Republic of China (the "PRC") under the laws of the PRC;

WHEREAS, Puda Investment Holding Limited (“Puda”), an International Business Company incorporated in the British Virgin Islands, owns all of the registered capital of Party A;

WHEREAS, Party B is a domestic company with exclusively domestic capital registered in the PRC and is engaged in the business of coal crushing, preparation and cleaning (“Business”);

WHEREAS, Party A has established a business relationship with Party B by entering into an Exclusive Consulting Agreement dated as of the same date hereof (“Consulting Agreement”) and an Operating Agreement dated as of the same date hereof (“Operating Agreement”);

WHEREAS, pursuant to the Consulting Agreement and Operating Agreement between Party A and Party B, Party B shall pay Party A certain fees as set forth in the Consulting Agreement and the Operating Agreement (“Other Fees”);

WHEREAS, Party B is an affiliated Chinese entity of Party A;

WHEREAS, separately, Zhao Ming and Zhao Yao have irrevocably assigned and transferred to Party A certain intellectual property rights owned by them with respect to Party B’s coal crushing, preparation and cleaning pursuant to a Technology Assignment Agreement dated as of the same date hereof (“Business”);

WHEREAS, in connection with the cooperation of two parties, Party B desires to obtain from Party A, and Party A desires to provide to Party B, a license to use Party A’s water supported coal processing technology to permit Party B to use such technology for its Business, pursuant to provisions of this Agreement.

NOW THEREFORE, Party A and Party B through negotiations hereby agree as follows:

1.    Definitions.

a.	“Derivative Products” means any product incorporating Product Technology that contains options or features designed, developed or requested by Party B.

b.	“Designated Markets” means the coal crushing, preparation and cleaning market.

c.
“Product Technology” means the water supported jig washing methods, processes and procedures to prepare and clean coal which have been irrevocably assigned by Zhao Ming and Zhao Yao to Party A, together with any Technology related thereto, and any and all intellectual property rights (including patents) relating to any inventions now existing or hereafter made, conceived, created or otherwise developed by or for, or licensed to, Party A in connection with the Business including, without limitation, any intellectual property rights owned by Party A and arising from or under the Exclusive Consulting Agreement between the parties. .

d.
“Technology” means any and all works of authorship, inventions, schematics, documentation, designs, specifications, descriptions, database types, development tools (including, without limitation, testing, timing, verification and simulation tools), software (in source code and object code), know-how, files, records, mask works, ideas, technical data, methods, processes, and other creations.

e.
“Use,” with respect to the Product Technology or Technology, means make, have made, use, sell, offer to sell, import, reproduce, distribute, perform or display (publicly or otherwise), prepare derivative works based on or otherwise modify, transmit or otherwise exploit such Product Technology or Technology, or grant licenses (with the right to grant sublicenses) of the right to do the same.

2.    License.

Party A hereby grants and agrees to grant to Party B a non-exclusive, world-wide, revocable license, under any and all copyrights, patents, trade secrets, mask work rights, and other intellectual property rights now owned or hereafter acquired by Party A, to Use of the Product Technology for the purposes of: (i) using, designing, developing and manufacturing Derivative Products, (ii) providing services by applying Derivative Products, or (3) selling and otherwise distributing Derivative Products in the Designated Markets. Party A will deliver the Product Technology to Party B at Party B’s request for Use in accordance with this paragraph. Such delivery will include both the physical transfer of tangible embodiments of Product Technology and the oral and visual communication of non-tangible Product Technology. Party B is authorized to sub-license to any third parties, subject to the terms of this Agreement, provided that a prior written approval from Party A is obtained and a sharing of royalty agreement is reached between Party A and Party B for such sub-license.

3.    Royalties.

3.1    Within 30 days after execution hereof, Party B will pay Party A USD$50,000 in cash or a promissory note on terms to be negotiated by the parties.

3.2    In addition to the payment described in Section 3.1 above, Party B agrees to pay Party A a royalty fee (“Fee”) equal to 20% of Party B’s Operating Cash Flow. The Fee shall be paid monthly by Party B to Party A within 10 days following the end of each month based on the Operating Cash Flow for such month as estimated by Party A and Party B in good faith (“Estimated Monthly Amount”). Within sixty (60) days after the end of each fiscal quarter, Party A and Party B shall make a final determination of the actual Operating Cash Flow for such quarter (“Final Quarterly Amount”) based on the financial statements of Party B, which have been reviewed or audited by the Parties’ registered certifying accountant for U.S. financial reporting purposes (“Accountant”). To the extent the Final Amount is greater than the Estimated Monthly Amounts for such quarter, the Fee shall be adjusted and Party B shall promptly remit to Party A the additional Fee due and owing. To the extent the Final Amount is less than the Estimated Monthly Amounts for such quarter, the Fee shall be adjusted and Party A shall promptly remit to Party B the amount by which the Fee was overpaid.

Notwithstanding anything to the contrary contained in this Agreement, for each fiscal year of Party B, (i) in the event that 20% of Party B’s Net Income (as defined below) for the fiscal year is less than the Fee for such fiscal year, the Fee shall be adjusted such that it shall be equal to 20% of Party B’s Net Income for such fiscal year, and (ii) in the event that 20% of Party B’s Net Income is greater than the Fee for such fiscal year, the Fee shall be increased such that it shall be equal to 20% of Party B’s Net Income for such fiscal year.

For purposes of this Agreement, the determination and calculation of Net Income and Operating Cash Flow shall made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) as reflected on Party B’s U.S. GAAP financial statements, which have been reviewed or audited by the Accountant, before giving effect to the Fee paid or payable hereunder and the Other Fees paid or payable under the Consulting Agreement and the Operating Agreement. Any disputes with respect to the determination or calculation of the Fee, Net Income or Operating Cash Flow shall be resolved by the Accountant, and such determination shall be final.

3.3    Party B's obligation to pay royalties hereunder shall continue, whether or not Party B undertakes any Use of the Product Technology, until Party A’s decision not to continue to provide such technology license due to Party B’s failure to satisfy a material condition set forth in any of the agreements between Party A and Party B including, without limitation, this Agreement, the Consulting Agreement and the Operating Agreement to which Party A and Party B are parties.. Upon such termination, Party B shall cease all Use of the Product Technology.

4.    Notification; Reports. When Party A develops Product Technology, it will promptly give notice of such Product Technology to Party B, and will provide Party B with a report describing in detail such Product Technology. In addition, Party B may request that Party A periodically report to Party B all Product Technology developed or under development, and upon such request, Party A will render a report to Party B within a reasonable time describing in detail any Product Technology.

5.    Delivery. Party B may request units, copies, samples, models and prototypes of and information pertaining to the Product Technology. Party A will provide such items to Party B, in a form reasonably requested by Party B, within fifteen (15) days after a request for such items from Party B, together with any other related materials constituting or relating to the Product Technology.

6.    Support. Party A will provide Party B, at no additional charge, with maintenance and support for the Product Technology as reasonably requested by Party B. Such support will include, without limitation, assistance with the design and development of Derivative Products as reasonably requested by Party B. Party A will also provide Party B, at no additional charge, with technical training for the Product Technology as reasonably requested by Party B.

7.    Confidential Information.

7.1    Each party agrees to maintain all Confidential Information of the other party in confidence to the same extent that it protects its own similar Confidential Information, to refrain from disclosing such Confidential Information to third parties, and to use such Confidential Information only as permitted under this Agreement. “Confidential Information” means any and all information and material disclosed by the disclosing party to the receiving party that is confidential.. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information of the other party. The foregoing restrictions on disclosure and use will not apply to any Confidential Information which: (a) was or becomes publicly known through no fault of the receiving party; (b) was rightfully known or becomes rightfully known to the receiving party without confidential or proprietary restriction from a source other than the disclosing party; (c) is independently developed by the receiving party; or (d) the receiving party is legally compelled to disclose such Confidential Information, provided, however, that prior to any such compelled disclosure, the receiving party will (i) assert the privileged and confidential nature of the Confidential Information against the third party seeking disclosure and (ii) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event that such protection against disclosure is not obtained, the receiving party will be entitled to disclose the Confidential Information, but only as and to the extent necessary to legally comply with such compelled disclosure.

7.2    Party B acknowledges that Product Technology is confidential and represents Party A's trade secrets. As a result, Party B will promptly report to Party A any infringement or violation of the confidentiality of the Product Technology  of which it becomes aware. At Party A's written request, Party B will identify any person to whom the Product Technology has been made available, and will fully cooperate with Party A in seeking injunctive or other relief against such person if such Product Technology is improperly used in violation of the terms of this Agreement.

7.3    Party B acknowledges that the Product Technology (including all modifications, derivatives and alterations) is a trade secret of Party A, the disclosure of which would cause substantial harm to Party A that could not be remedied by payment of damages alone. Accordingly, Party A will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Agreement.

7.4    Party A agrees that Party B will work with other companies only if it will not prejudice Party A’s business interests or create a conflict of interest. Party B needs to get a written approval from Party A before working with those companies for any business based on the Product Technology.

7.5    Party B shall install and keep the Product Technology only at Party B’s principal business office location in a secured environment at all times.

8.    No Warranties. Party A makes no warranties or representations of any kind with respect to the Product Technology, and Party B accepts such Product Technology on an AS-IS, WHERE-IS basis without warranty or representation of any kind.

9.    Authority. Each party represents and warrants to the other party that it has full power to enter into this Agreement, and to perform its obligations hereunder.

10.    Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND ALL WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

11.    Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTIONS, OR OTHER ECONOMIC LOSSES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

12.    Proprietary Rights. Party B acknowledges and agrees that Party A has and will retain all ownership rights in the Product Technology, including all patent rights, copyrights, copyright registrations, trade secrets, trademarks, service marks, trademark and service mark registrations, related goodwill and confidential and proprietary information. Party B will have no rights in the Product Technology except as explicitly stated in this Agreement.

13.    General.

13.1    This Agreement shall be governed by and construed in accordance with the PRC laws.

13.2    The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly negotiation. Except as provided in Article 3.2, in case no settlement can be reached through negotiation, either party may submit such dispute to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in accordance with the current rules of CIETAC. The arbitration proceedings shall take place in Hong Kong and shall be conducted in English. The arbitration award shall be final and binding upon the parties.

13.3    Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing in the English language. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or the address advised in writing from time to time. The writing form includes facsimile and telex.

13.4    This Agreement shall be executed by a duly authorized representative of each party and shall become effective as of the date first written above.

13.5    Party B may not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty days prior written notice to Party B.

13.6    This Agreement is executed in English only, and the executed English language Agreement shall prevail in all cases. This Agreement may be executed in counterparts, each of which shall constitute one and the same agreement, and by facsimile or electronic signature.

13.7    Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other jurisdiction.

13.8    Any amendment and supplement of this Agreement shall come into force only after a written agreement in the English language is signed by all parties. The amendment and supplement duly executed by all parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

PARTY A: TAIYUAN PUTAI BUSINESS CONSULTING CO., LTD

By:   /s/ Zhao Ming

Zhao Ming, Chairman and CEO

PARTY B: SHANXI PUDA RESOURCES CO., LTD.

By:   /s/ Zhao Ming

Zhao Ming, Chairman and CEO